Exhibit 99.1

This press release is not and must not, directly or indirectly, be distributed or made public in Canada. The

Offer by Borse Dubai referred to in this press release has not been and is not being made to persons in those jurisdictions where their participation requires further offer documents, filings or other measures in addition to those required by Swedish law, except under applicable exemption.

PRESS RELEASE 26 Sept 2007 Borse Dubai Media Contacts: Levick Strategic Communications Christopher Harvin +1 202 230 2406 charvin@levick.com

NASDAQ Media Contacts: Bethany Sherman, NASDAQ +1 212 401 8714 bethany.sherman@nasdaq.com

FOR IMMEDIATE RELEASE

Borse Dubai and NASDAQ have Secured 47.6 per cent of OMX Shares

Through Direct Ownership, Option Agreements and Irrevocable

Undertakings

Borse Dubai’s offer price raised to SEK 265 per share in cash for each OMX share for an aggregate consideration of SEK 32.0 billion (approximately USD 4.9 billion)1

Borse Dubai and NASDAQ secure irrevocable undertakings from Investor, Nordea

Bank, Olof Stenhammar, Didner & Gerge, Nykredit and Magnus Böcker to tender no less than 22.4 million OMX shares, equivalent to 18.5 per cent of OMX shares outstanding, in the Borse Dubai Offer

57.4 million OMX shares, equivalent to 47.6 per cent of OMX shares outstanding are now under Borse Dubai’s control through direct ownership, option agreements and irrevocable undertakings

Borse Dubai changes the acceptance level condition under its offer from more than

90 per cent to more than 50 per cent

NASDAQ and Borse Dubai strongly believe that the proposed transaction provides the best opportunity to further enhance the growth of the Nordic and Baltic capital markets, including Finansplats Stockholm

1 Assuming full acceptance of the Borse Dubai Offer and a SEK/USD exchange rate of 6.5065

26 September 2007 – Borse Dubai Limited (“Borse Dubai”) announced today that it has raised its cash offer (the “Borse Dubai Offer”) to SEK 265 for each share in OMX AB (publ) (“OMX”). Borse Dubai has also changed the acceptance level condition under its offer from more than 90 per cent to more than 50 per cent.2 The other terms and conditions of the Borse Dubai Offer remain the same as announced on 17 August 2007 by Borse Dubai, and on 20 September 2007 by Borse Dubai and The NASDAQ Stock Market, Inc. (“NASDAQ”).

NASDAQ and Borse Dubai are joining efforts to provide a compelling, long-term enhancement and growth strategy for OMX and the Nordic and Baltic region. Borse Dubai and NASDAQ have now secured irrevocable undertakings from Investor AB (publ), Nordea Bank AB (publ), Olof Stenhammar, Didner & Gerge Fonder AB, Nykredit Realkredit A/S and Magnus Böcker (the “Selling Shareholders”), who in aggregate hold approximately 18.5 per cent of the total number of votes and shares in OMX, at the increased price of Borse Dubai’s cash offer.

The combination of Borse Dubai’s shares in OMX, the option agreements entered into on 9 August 2007 and the irrevocable undertakings entered into today will result in Borse Dubai holding no less than 57.4 million OMX shares, representing no less than 47.6 per cent of the total number of votes and shares in OMX. This assumes that the Borse Dubai Offer is completed and that the conditions to the option agreements and the irrevocable undertakings are satisfied. As a result of today’s increased offer, the strike price of the option agreements will increase to SEK 265 per OMX share. As agreed between Borse Dubai and NASDAQ, these OMX shares as well as shares tendered in the Borse Dubai Offer, are expected to be sold to NASDAQ. The irrevocable undertakings are assignable to NASDAQ under certain circumstances.

The irrevocable undertakings commit the Selling Shareholders to tender all of their shares into the Borse Dubai Offer, subject, inter alia, to the conditions that (i) the Borse Dubai Offer opens for acceptances no later than 15 February 2008 and; (ii) no party, before the Borse Dubai Offer is made wholly unconditional, makes a bona fide unsolicited competing offer at minimum of SEK 303 per OMX share which Borse Dubai does not match within fifteen banking days. The irrevocable undertakings will automatically terminate upon, inter alia, the termination or withdrawal of the Borse Dubai Offer, Borse Dubai reducing the acceptance level condition below 50 per cent and in any event no later than 11:59 p.m. New York time on 1 April 2008.

On 20 September 2007, Borse Dubai and NASDAQ announced a series of transactions that will create a global financial market place with a unique footprint spanning the U.S., Europe, the Middle East and strategic emerging markets. These transactions are unaffected by this announcement apart from the following:

•	Borse Dubai has agreed to increase its offer by SEK 35 per OMX share or by SEK 4,222 million (approximately USD 649 million)[3] to SEK 31,970 million (approximately USD 4,914 million)³
•

NASDAQ has agreed to increase the cash component of its agreement with Borse Dubai by SEK 1,206 million (approximately USD 185 million)³ to SEK 12,583 million (approximately USD 1,934 million)³, corresponding to SEK 10 per OMX share, of the total increase of SEK 35 per OMX share

•

As a result, Borse Dubai has effectively agreed to pay an incremental SEK 3,016 million (approximately USD
464 million)³, representing an increase of SEK 25 per OMX share, of the total increase of SEK 35 per OMX share

2 See condition (i) in section 7 of the press release announcing the Borse Dubai Offer announced on 17 August 2007

3 Assuming full acceptance of the Borse Dubai Offer and a SEK/USD exchange rate of 6.5065

“The OMX combination and the prospect of building a world-class global marketplace, unique in its reach and growth potential, will bring benefits to our shareholders and stakeholders alike. We will seek to be a catalyst to attract more investment, listings and trading to the Nordic and Baltic marketplace,” said Bob Greifeld, President and Chief Executive Officer of NASDAQ. He continued, “We thank Investor, Nordea Bank, Olof Stenhammar, Didner & Gerge, Nykredit and Magnus Böcker for supporting this offer by entering into irrevocable undertakings.”

“The opportunities for OMX, Borse Dubai and NASDAQ to further develop and link mature and emerging markets through our new combination are very significant. These efforts will place the Nordic and the Baltic markets in a key and pivotal position among global financial centers and Sweden will be a centrepiece for those efforts. We are very pleased to be the first global exchange to bridge the U.S, Europe and the Middle East,” said Essa Kazim, Chairman of Borse Dubai.

NASDAQ and Borse Dubai committed to Finansplats Stockholm

NASDAQ and Borse Dubai are committed to Finansplats Stockholm and the Nordic and Baltic region, including the Nordic and Baltic regulatory and operational frameworks and procedures. NASDAQ and Borse Dubai recognise that the Stockholm financial sector is one of the most important drivers of the Swedish economy. The strategy of the new company, to be formed by NASDAQ’s acquisition of OMX from Borse Dubai following completion of the Borse Dubai Offer and to be called The NASDAQ OMX Group, Inc. (“NASDAQ OMX”), builds on the strong existing businesses, market models and stakeholder influence of OMX.

NASDAQ and Borse Dubai will support investments in ongoing research and development in Stockholm and will promote Stockholm as a global financial technology and know-how centre of excellence. NASDAQ OMX will provide the Nordic and Baltic region and Finansplats Stockholm the resources and infrastructure necessary to grow the business, which is likely to increase employment opportunities in Stockholm, and will seek to ensure that Stockholm is acknowledged as a leading financial centre in Northern Europe by 2010. In order to strengthen the competitive position of Finansplats Stockholm, NASDAQ and Borse Dubai fully support the ongoing development of areas such as:

•

Regulation and supervision: NASDAQ OMX will be committed to the existing Nordic and Baltic regulatory and operational frameworks, procedures and efficient supervisory authority. NASDAQ will continue its active engagement with the U.S. Securities and Exchange Commission, Treasury Department and Congress to ensure that there is no U.S. regulatory spillover directly or indirectly as a result of this transaction. The Financial Supervisory Authorities in all the seven jurisdictions concerned have received written assurances to this effect from the SEC

•

Competition: NASDAQ OMX will safeguard the Nordic and Baltic region’s competitive position in the upcoming MiFID environment by enhanced efficiencies and innovative approaches to trading and pan-European market structure

•	Efficiency and transparency: NASDAQ OMX will continue to focus on low cost, transparency and market efficiency to the benefit of the Nordic and Baltic capital markets
•	Education and research: NASDAQ OMX will stimulate education and research through, among others, seminars and academic committees within the concept of Finansplats Stockholm

Furthermore, NASDAQ confirms its commitment to:

•	the European headquarters of NASDAQ OMX being located in Stockholm;
•	the world technology business headquarters of NASDAQ OMX being located in Stockholm;
•	key senior positions remaining in Stockholm, including Head of Technology business, Head of Technology Operations, Head of Nordic Marketplace;
•	four OMX directors being recommended to be on the NASDAQ OMX Board, including the Deputy Chairman; and
•	the OMX Nordic Exchange Board remaining as is, with its current Nordic composition.

NASDAQ and Borse Dubai are confident that, together, the two organizations can provide OMX with strong growth opportunities within the developed, European financial markets with Stockholm as the operational base for pan-European efforts, as well as in the emerging markets using its Stockholm-based technology business and know-how to help develop capital markets in high growth regions worldwide.

IMPORTANT NOTICES

Notice from Borse Dubai

The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law or regulation and therefore persons in such jurisdictions into which this announcement is released, published or distributed must inform themselves about and observe such restrictions.

The Borse Dubai Offer has not been and is not being made and this press release may not be distributed, directly or indirectly, in or into, nor will any tender of shares be accepted from or on behalf of holders in, any jurisdiction in which the making of the Borse Dubai Offer, the distribution of this press release or the acceptance of any tender of shares would contravene applicable laws or regulations or require further offer documents, filings or other actions in addition to those required under Swedish law, except under applicable exemption.

The Borse Dubai Offer is not being made, directly or indirectly, by use of mail or any other means or instrumentality (including, without limitation, facsimile transmission, electronic mail, telex, telephone and the internet) in or into Canada and the Borse Dubai Offer will not be capable of acceptance by any such use, means, instrumentality or facility of, or from within Canada unless an exemption from the applicable securities laws and regulations of any relevant provinces of Canada is available. Any persons receiving this press release should observe these restrictions and should not mail or otherwise distribute, forward or transmit it in, into or from Canada.

In accordance with normal Swedish market practice, Borse Dubai and its affiliates and subsidiaries and any adviser, broker or other person acting as the agent of or on behalf of Borse Dubai reserve the right to make certain purchases of, or arrangements (whether involving option agreements or otherwise) to purchase, directly or indirectly, OMX ordinary shares or any securities that are immediately convertible into, exchangeable for, or exercisable for, OMX ordinary shares, other than pursuant to the Borse Dubai Offer. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any such future purchases will be made in compliance with applicable laws, rules and regulations. Any information about such purchases will be disclosed to the extent required by law, or any applicable rules or regulations.

Notice from NASDAQ

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. The parties caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of NASDAQ’s offer, the transactions contemplated by NASDAQ’s agreements with Borse Dubai and OMX, the proposed business combination transaction involving NASDAQ and OMX, including estimated revenue and cost synergies, the combined company’s plans, objectives, expectations and intentions, the proposed uses of proceeds from the sale of the LSE stake and other statements that are not historical facts. Additional risks and factors are identified in NASDAQ’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.nasdaq.com and the SEC’s website at www.sec.gov and in OMX’s filings including its annual report for 2006, which is available on OMX’s website at http://www.omxgroup.com. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Notice to OMX shareholders

While NASDAQ’s offer is being made to all holders of OMX shares, this document does not constitute an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of OMX or an offer to purchase, sell or exchange or the solicitation of an offer to purchase, sell or exchange any securities of Nasdaq in any jurisdiction in which the making of the offer or the acceptance of any tender of shares therein would not be made in compliance with the laws of such jurisdiction. In particular, NASDAQ’s offer is not being made, directly or indirectly, in or into Australia, Canada, Japan or South Africa. While NASDAQ reserves the right to make the offer in or into the United Kingdom or any other jurisdiction pursuant to applicable exceptions or following appropriate filings and prospectus or equivalent document publication by NASDAQ in such jurisdictions, pending such filings or publications and in the absence of any such exception NASDAQ’s offer is not made in any such jurisdiction.

Additional Information About this Transaction

On August 7, 2007, NASDAQ filed with the SEC a Registration Statement on Form S-4 that includes a preliminary proxy statement of NASDAQ that also constitutes a prospectus of NASDAQ. Investors and security holders are urged to read the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus when it becomes available, as well as other applicable documents regarding the proposed business combination transaction, because those documents contain, or will contain, important information. You may obtain a free copy of those documents and other related documents filed by NASDAQ with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus and the other documents may also be obtained for free by accessing NASDAQ’s website at http://www.nasdaq.com and OMX’s website at http://www.omxgroup.com.

NASDAQ and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NASDAQ stockholders in respect of the transactions described in this communication. You can find information about NASDAQ’s executive officers and directors in NASDAQ’s definitive proxy statement filed with the SEC on April 20, 2007. You can obtain free copies of these documents and of the proxy statement/prospectus from NASDAQ by accessing NASDAQ’s website at http://www.nasdaq.com. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

In the event of inconsistencies between the English version of this press announcement and any translations thereof, the English version shall prevail.

CONTACTS

Borse Dubai

Levick Strategic Communications

Christopher Harvin

+1 202 230 2406

charvin@levick.com

NASDAQ

Bethany Sherman

+1 212 401 8714

bethany.sherman@nasdaq.com

Hallvarsson & Halvarsson

Thomas Backteman

+46 8 407 22 66

thomas.backteman@halvarsson.se

HSBC Bank plc is acting as financial adviser to Borse Dubai and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than Borse Dubai for providing the protections afforded to clients of HSBC Bank plc or for providing advice in relation to the matters contained in this announcement.

ABG Sundal Collier is acting as financial adviser to Borse Dubai and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than Borse Dubai for providing the protections afforded to clients of ABG Sundal Collier or for providing advice in relation to the matters contained in this announcement.

JPMorgan is acting as financial adviser to NASDAQ and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than NASDAQ for providing the protections afforded to clients of JPMorgan or for providing advice in relation to the matters contained in this announcement.

SEB Enskilda is acting as financial adviser to NASDAQ and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than NASDAQ for providing the protections afforded to clients of SEB Enskilda or for providing advice in relation to the matters contained in this announcement.

Borse Dubai Limited was incorporated on 7 August 2007 in the Dubai International Financial Centre (“DIFC”) and is registered with the DIFC Registrar of Companies with registered number 0447. Borse Dubai Limited is 60 per cent owned by the Investment Corporation of Dubai, 20 per cent by Dubai Group LLC (a member of the Dubai Holding Group) and 20 per cent by DIFC Investments LLC. Borse Dubai’s sole business purpose is to act as a holding company for investments in stock exchanges, including the Dubai Financial Market and the Dubai International Financial Exchange. Where the context requires or permits, references in this document to Borse Dubai include its current and prospective subsidiaries other than OMX.

BD Stockholm is a wholly-owned Swedish subsidiary of Borse Dubai. BD Stockholm is a limited liability Swedish company with corporate registration number 556732-9940. The company was established on 22 May 2007 under the name Goldcup D 3097 AB and registered with the Swedish Companies Registration Office (Sw. Bolagsverket) on 2 July 2007. BD Stockholm has never conducted and at present does not conduct any business and its sole purpose is to make the Offer and take all actions to finance and complete the Offer and operate as a parent company of OMX.

NASDAQ is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom/.

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